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EXHIBIT 21


                           CHARTER ONE FINANCIAL, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 2003


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                                                                             JURISDICTION OF          PERCENT OF
                                                                              INCORPORATION           OWNERSHIP
                                                                              -------------           ---------

CHARTER LENDING LLC...................................................          Michigan                 .5%

CHARTER ONE BANK, N.A.................................................        United States              100%

CHARTER ONE REINSURANCE, INC..........................................           Vermont                 100%

FIRSTFED OF MICHIGAN INTERNATIONAL N.V................................     Netherland Antilles           100%

LIBERTY LINCOLN SERVICE CORP. II......................................          Illinois                 100%

LIBERTY TITLE AGENCY..................................................          Illinois                 100%

PROPERTY SOLUTIONS NETWORK, INC. .....................................          Illinois                 50%

SOUTHWEST DEVELOPMENT CORPORATION ....................................          Illinois                 100%

ST. PAUL FINANCIAL DEVELOPMENT CORPORATION............................          Illinois                 100%

WS, INC...............................................................           Nevada                  100%

SUBSIDIARIES OF LIBERTY LINCOLN SERVICE CORP. II
  Liberty Indian Creek Club, LLC......................................          Illinois                 100%
  Liberty Hunters Farm, LLC...........................................          Illinois                 100%

SUBSIDIARY OF LIBERTY INDIAN CREEK CLUB, LLC
  Indian Creek Club Limited Partnership...............................          Illinois                 (1)

SUBSIDIARY OF LIBERTY HUNTERS FARM, LLC
  Hunters Farm Limited Partnership....................................          Illinois                 (1)

SUBSIDIARIES OF CHARTER ONE BANK, N.A.
  Charter Lending LLC.................................................          Michigan                99.5%
  Charter One Community Development Corporation.......................          New York                 100%
  Charter One Securities, Inc.........................................            Ohio                   100%
  First Financial Services and Development Corporation................            Ohio                   100%
  Preferred Mortgage Associates, Ltd. dba Liberty Home Mortgage.......          Illinois                 100%
  Servco, Inc.........................................................            Ohio                   100%
  Shore Holdings, Inc.................................................          New York                 100%
  Superior West, Inc..................................................           Nevada                  100%
  1215 Financial Center Associates Ltd................................            Ohio                   99%

SUBSIDIARY OF CHARTER ONE COMMUNITY DEVELOPMENT CORPORATION
  Charter One Development Enterprises LLC.............................            Ohio                   100%

SUBSIDIARIES OF FIRST FINANCIAL SERVICES AND
  DEVELOPMENT CORPORATION
  Bay Life Insurance Company, Inc. ...................................           Arizona                 100%
  Charter One Auto Finance Corp.......................................          New York                 100%
  Charter One Insurance Agency, Inc...................................            Ohio                   100%
  Charter One Mortgage Corp...........................................          New York                 100%
  Charter One Vendor Finance LLC......................................          Illinois                 100%
  ICX Corporation ....................................................            Ohio                   100%
  Real Estate Appraisal Services, Inc. ...............................            Ohio                   100%

SUBSIDIARIES OF SERVCO, INC.
  1001 Services, Inc..................................................          Michigan                 100%
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                                                                             JURISDICTION OF          PERCENT OF
                                                                              INCORPORATION           OWNERSHIP
                                                                              -------------           ---------
SUBSIDIARY OF SUPERIOR WEST INC.
  Warm Springs Investments, Inc.......................................           Nevada                  100%

SUBSIDIARIES OF CHARTER ONE MORTGAGE CORP.
  Craft Mortgage, LLC.................................................       North Carolina             50.1%
  Charter One Mortgage of Williamsburg, LLC...........................          Virginia                50.1%
  Charter One/Whittaker Mortgage, LLC.................................          Missouri                50.1%
  Charter One/PHCC, LLC...............................................       North Carolina             50.1%
  First Chesapeake Mortgage, LLC......................................       North Carolina             50.1%
  Yilite Mortgage, LLC................................................       North Carolina             50.1%
  Charter One Mortgage of Dayton, LLC.................................            Ohio                  50.1%
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(1)  The Registrant is a limited partner in this Limited Partnership; however, no specific percent of ownership is stated in the Limited Partnership
     Agreement. The Registrant currently receives a preferred payout on its outstanding capital contribution in the Limited Partnership.